IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


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                                    :
In re:                              :        Chapter 7
                                    :
EDISON BROTHERS STORES, INC., :     :        Case Nos. 99-529
                                    :        through 536 (JCA)
            Debtors.                :
                                    :        Jointly Administered
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               ORDER GRANTING CHAPTER 7 TRUSTEE'S MOTION PURSUANT
         TO 11 U.S.C.SECTIONS 105(a) AND 502(c), AND BANKRUPTCY RULES 3009
           AND 9019, FOR AN ORDER (A) ESTIMATING CLAIMS, (B) SETTING
               MAXIMUM RESERVES IN RESPECT OF UNRESOLVED CLAIMS,
          (C) AUTHORIZING INTERIM DISTRIBUTIONS TO HOLDERS OF ALLOWED
              GENERAL UNSECURED CLAIMS, AND (D) BARRING LATE FILED
            CLAIMS AND FURTHER AMENDMENTS TO PREVIOUSLY FILED CLAIMS
            --------------------------------------------------------

      Upon consideration of the Motion,1 and no previous application for such relief having been made; and due notice having been given to the Office of the United States Trustee, all parties listed on the Rule 2002 Service List and all holders of claims listed on the Exhibits to the Motion; and upon consideration of the Motion and all responses, if any, thereto; and sufficient cause appearing therefor, it is hereby

      ORDERED that the Motion is granted in all respects; and it is further

      ORDERED that the maximum aggregate amount payable from assets of the Debtors' estate in respect of Estimated Claims shall be $547,894.49; and it is further

      ORDERED that the Trustee shall establish and fund a reserve account in which to hold monies sufficient to satisfy all Estimated Claims, except that in the case of


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(1)  Except as otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Motion.

Estimated Claims that are general unsecured claims, the Trustee shall reserve only $.06 for every dollar of value ascribed to such claims; and it is further

      ORDERED that the maximum aggregate amount payable from assets of the Debtors' estate in respect of Unresolved Claims shall be $58,642,792.37; and it is further

      ORDERED that the Trustee shall establish and fund a reserve account in which to hold monies sufficient to satisfy all Unresolved Claims, except that in the case of Unresolved Claims that are general unsecured claims, the Trustee shall reserve only $.06 for every dollar of value ascribed to such claims; and it is further

      ORDERED that the Trustee shall establish a reserve account with respect to the claims of both the PBGC and the IRS; and it is further

      ORDERED that the Trustee shall not be required to fund the reserve account established with respect to the claims of the PBGC and the IRS at this time, except to the extent necessary to reserve for the Settled IRS Claims; and it is further

      ORDERED that the Trustee shall establish a reserve account with respect to the claim of EBS Pension LLC; and it is further

      ORDERED that the Trustee shall fund and maintain the reserve account with respect to the claim of EBS Pension LLC with $10,000,000; and it is further

      ORDERED that the maximum aggregate amount payable from assets of the Debtors' estate in respect of the claim of EBS Pension LLC shall be $10,000,000; and it is further

      ORDERED that upon compliance with all other provisions of this Order, the Trustee is authorized to promptly make an interim distribution, by check, to each holder


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


of an Allowed GU Claim, in an amount equivalent to $.06 for each dollar of Allowed GU Claim attributable to that holder (the "Interim Distributions"); and it is further

      ORDERED that the Trustee is authorized to require all parties who would otherwise be eligible to receive Interim Distributions to, as a condition precedent to receipt of such Interim Distributions, comply with such reasonable administrative requirements as the Trustee, in his discretion, may deem necessary and proper, including requiring such parties to provide the Trustee with completed Federal Form W-9's; and it is further

      ORDERED that to the extent an Unresolved Claim becomes an Allowed GU Claim at any time after the date of this Order, the Trustee is authorized, in his discretion, to make such interim distributions in respect of that Allowed GU Claim as are necessary to satisfy the Allowed GU Claim to the same extent as all other Allowed GU Claims have been satisfied as of that date; and it is further

      ORDERED that the Trustee retains the right to object, on any proper grounds, to any claim previously filed, or filed at any time in the future, in this case, regardless of how such claim may be classified in any papers filed in connection with the Motion; and it is further

      ORDERED that from the date hereof forward, no late-filed claims shall be accepted or allowed, nor shall any such claims receive or be entitled to any distributions whatsoever from the Debtors' estate; and it is further

      ORDERED that no amendments or supplementations shall be allowed with respect to claims filed in the Debtors' Chapter 11 or Chapter 7 bankruptcy cases on or before the date hereof; and it is further


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


      ORDERED that this Order is without prejudice to the Trustee's rights to seek additional relief with respect to any of the subjects covered in the Motion or this Order; and it is further

      ORDERED that the Trustee shall serve a copy of this Order, by First Class U.S. Mail, postage pre-paid, on all parties that received notice of the Motion, within five days from the date hereof; and it is further


Dated: August 21, 2001




                                    /s/ John C. Akard
                                    ---------------------------------
                                    United States Bankruptcy Judge





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